UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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AULT ALLIANCE, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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11411 Southern Highlands Pkwy, Suite 240

Las Vegas, NV 89141

SUPPLEMENT TO PROXY STATEMENT

FOR

2023 ANNUAL MEETING OF STOCKHOLDERS

The following information is a supplement to the Ault Alliance, Inc. (the “Company”) definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on November 24, 2023 (the “Proxy Statement”) for the Company’s Annual Meeting of Stockholders (the “Meeting”) to be held in a virtual meeting format only on Friday, January 12, 2024, at 9:00 AM Pacific Time, as noticed to the Company’s stockholders and filed with the SEC on December 29, 2023. This supplement describes the removal of certain proposals contained in the Proxy Statement.

The Company has determined to remove from consideration the following three proposals described in the Proxy Statement at the Meeting:

•	To approve, pursuant to Rule 713(a) and (b) of the NYSE American, the conversion of the Company’s 10% Senior Secured Convertible Note in the principal amount of $17,519,832.00 into the Company’s Class A common stock, par value $0.001 per share (the “Common Stock”) as well as the exercise of the warrants to purchase such shares of Common Stock, each as issued pursuant to the Note Purchase Agreement dated October 13, 2023;

•	To approve, pursuant to Rule 713(a) and (b) of the NYSE American, the conversion of the Company’s 50,000 shares of Series C convertible preferred stock into Common Stock, and warrants to purchase shares of Common Stock, for a total purchase price of up to $50,000,000.00, pursuant to the Securities Purchase Agreement dated November 6, 2023; and

•	To approve, pursuant to Rule 713(a) of the NYSE American, (i) the issuance by the Company of additional shares of Common Stock, in a registered direct offering, underlying the Company’s Convertible Note in the principal amount of $2.2 million issued pursuant to the Exchange Agreement dated September 27, 2023, as well as (ii) the right granted to the counterparty in the Exchange Agreement to purchase a note substantially identical to the Convertible Note in an amount of up to $3,300,000.

Consequently, the Meeting will be held for the following purposes:

•	To elect the seven (7) director nominees named in the Proxy Statement to hold office until the next annual meeting of stockholders;

•	To ratify the appointment of Marcum LLP, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023;

•	To approve an amendment to our Certificate of Incorporation to effect a reverse stock split of our Common Stock by a ratio of not less than one-for-five and not more than one-for-twenty-five at any time prior to December 28, 2024, with the exact ratio to be set at a whole number within this range as determined by the Board of Directors in its sole discretion; and

•	To approve the adjournment of the Meeting to a later date or time, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Meeting, there are not sufficient votes to approve any of the other proposals before the Meeting.

Except as set forth in this supplement, all information set forth in the Proxy Statement remains unchanged. Please note that, except as set forth above, this supplement does not change the proposals to be acted upon at the Annual Meeting, which are described in the Proxy Statement.

Date: January 9, 2024